Exhibit 3.46

CJH/HDS-BYLW

BYLAWS

OF

HELIDYNE SYSTEMS, INC.

ARTICLE I

Registered Office

Section 1. The registered office shall be located in the City of Dallas, County of Dallas, State of Texas.

Section 2. The corporation may also have offices at such other places, either within or without the State of Texas, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Texas as may be determined by the Board of Directors and set forth in the respective notice or waivers of notice of such meeting.

Section 2. Annual Meetings of Shareholders: The annual meeting of the shareholders of the corporation, for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held at such time and date as shall be designated by the Board of Directors from time to time and stated in the notice of the meeting. Such annual meeting shall be called in the same manner as provided in these bylaws for special meetings of the shareholders, except that the purposes of such meeting shall be enumerated in the notice and proxies of such meeting only to the extent required by law in the case of annual meetings.

Section 3. Special Meetings of Shareholders. Special meetings of the shareholders may be called by the president, the Board of Directors or by the holders of not less than ten (10) percent of all the shares entitled to vote at the meeting unless the articles of incorporation provide for a number of shares greater than or less than ten percent (10%), in which event a special meeting may be called by the holders of at least the percentage of shares specified in the articles of incorporation. Upon request in writing to the president, vice president or secretary by any person or persons entitled to call a meeting of shareholders, the officer forthwith shall cause written notice to be given to the shareholders entitled to vote that a meeting will be held at a time, fixed by the officer, not less than ten (10) days after the date of receipt of the request. If the notice is not given within seven (7) days after receipt of the request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these bylaws. If not otherwise stated in or fixed in accordance with these bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Nothing contained in this section shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held. Business transacted at all special meetings shall be confined to the purposes stated in the call.

Section 4. Notice of Meetings of Shareholders. Written or printed notice stating the place, day and hour of the meeting and, in case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid. When a shareholders’ meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by adjournment at the meeting at which the adjournment is taken.

Section 5. Waiver of Notice. Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act or the articles of incorporation or bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given, and if the action taken by the corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 6. Quorum. The holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law or the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of voting shares shall be present or represented. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be required to constitute the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the articles of incorporation or these bylaws.

Section 7. Voting and Proxies. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder or’ his duly authorized attorney in fact and bearing a date not more than eleven (11) months prior to said meeting, unless said proxy provides for a longer period. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest as defined in Article 2.29 of the Texas Business Corporation Act, as amended. Each shareholder shall have one vote for each outstanding share of stock having voting power registered in his name on the books of the corporation except to the extent that the voting rights of the shares of any class are limited or denied by the articles or incorporation or the Texas Business Corporation Act. At any election for directors, every shareholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders of the corporation are expressly prohibited from cumulating their votes in any election for directors of the corporation.

Section 8. List of Shareholders Entitled to Vote. The secretary shall make, at least ten (10) days before each meeting of shareholders, but in no event more than sixty (60) days before each meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders. The failure to comply with the requirements of this Section 8 shall not affect the validity of any action taken at such meeting.

Section 9. Closing of Transfer Books and Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of such meeting, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books, and the stated period of closing has expired. Notwithstanding the foregoing, whenever action by the shareholders is proposed to be taken by consent in writing without a meeting, the Board of Directors may fix a record date for the purpose of determining the shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 10. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman. The inspectors of election shall (1) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (2) receive votes, ballots or consents; (3) hear and determine all challenges and questions in any way arising in connection with the right to vote; (4) count and tabulate all votes or consents and determine the result and (5) do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein. At every meeting of the shareholders, the chairman of the board, or in his absence, or in the event that the Board of Directors has not designated a chairman of the board, the president, or in his absence, the vice president designated by the president, or, in the absence of such designation, a chairman (who shall be one of the vice presidents, if any is present) chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the secretary or assistant secretary, the chairman may appoint another person to act as secretary of the meeting.

Section 11. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such share or shares for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by the laws of Texas. Distribution of cash or property (tangible or intangible) made or payable by the corporation, whether in liquidation or from earnings, profits, assets, or capital including all distributions that were payable but not paid to the registered owner of the shares, his heirs, successors, or assigns but that are now being held in suspense by the corporation or that were paid or delivered by i’t into an escrow account or to a trustee or custodian, shall be payable by the corporation, escrow agent, trustee, or custodian to the person registered as owner of the shares in the corporation’s stock transfer books as of the record date determined for that distribution as provided in this Section 11, his heirs, successors, or assigns. The person in whose name the shares are or were registered in the stock transfer books of the corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time. The corporation and any of its officers, directors or agents shall not incur any liability for making such a distribution to a person in whose name shares were registered in the stock transfer books as of the record date or to the heirs, successors or assigns of the person even though the person or his heirs, successors or assigns may not possess a certificate for shares.

Section 12. Corporate Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his demand, or shall be the holder of record of at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and record of shareholders, and to make extracts therefrom.

ARTICLE III

Board of Directors

Section 1. Number and Qualifications. The business and affairs of the corporation shall be managed by a board of one (1) director, as may be determined by the shareholders or the Board of Directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders nor be residents of the State of Texas. The board in its discretion may elect a chairman of the board who shall preside at board meetings and generally manage the affairs of the board.

Section 2. Election. At each annual meeting of the shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified unless sooner removed by action of the shareholders.

Section 3. Vacancies. Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events: (1) the death, resignation or removal of any director; (2) the authorized number of directors is increased or (3) at any annual or special meeting of shareholders at which any director is elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a director in either of the following cases: (1) if he is adjudged incompetent by an order of any court of competent jurisdiction, or finally convicted of a felony or (2) if within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any directorship to be filled by reason of any increase in the number of directors may be filled by (a) the shareholders of the corporation at an annual or special meeting; or (b) the board of directors (subject, however, to the limitations set forth in Article 2.34 of the Texas Business Corporation Act); provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected to the unexpired term of his predecessor in office.

Section 4. Place of Meetings. All meetings of the Board of Directors of the corporation may be held either within or without the State of Texas.

Section 5. Annual Meeting of the Board. The annual meeting of each newly elected board shall be held, without further notice, immediately following the annual meeting of shareholders, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the directors.

Section 6. Regular Meetings. Regular meetings of the board may be held without notice at such time and place either within or without the State of Texas as shall from time to time be determined by the board.

Section 7. Special Meetings. Special meetings of the board may be called by the president on five (5) days’ notice to each director, either personally or by mail, telephone or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. Quorum. At all meetings of the board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be required to constitute the act of the Board of Directors, except as may be otherwise provided by law or the articles of incorporation or these bylaws. Each director present at a meeting will be deemed to have assented to any action taken at the meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he shall file his written dissent thereto with the secretary of the meeting or shall forward such dissent by registered mail to the secretary of the corporation immediately after such meeting. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Powers of Board of Directors. In addition to the powers and authorities expressly conferred by these bylaws upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders, by statute or the articles of incorporation or these bylaws.

Section 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services but shall receive such compensation for their services as may be from time to time be fixed by resolution of the Board of Directors. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board by resolution of the board, provided that nothing contained in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

Section 11. Attendance and Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 12. Removal of Directors. Any director may be removed (with or without cause) by the shareholders at any duly called shareholders’ meeting. If any or all directors are so removed, new directors may be elected at the same meeting.

Section 13. Interested Directors. No director shall be disqualified from holding his office or be liable to the corporation or to any shareholder or creditor thereof for any loss incurred by the corporation under or by reason of any contract, transaction or act, or be accountable for any gains or profits he may have realized therein as a result of any contract or transaction between the corporation and such director or between the corporation and any other corporation, partnership, association or other organization in which such director or officer is a director or officer or has a financial interest; provided, however, that any such contract, transaction or act is not void or voidable pursuant to Article 2.35-1 of the Texas Business Corporation Act, as amended.

Section 14. Executive and Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, except where action of the full Board of Directors is specifically required by law, the articles of incorporation or these bylaws and no such committee shall have the authority of the Board of Directors in reference to amending the articles of incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the bylaws of the corporation or adopting new bylaws for the corporation, filling vacancies in the Board of Directors or any such committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee or altering or repealing any resolution of the Board of Directors which, by its terms, provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the board when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Each director shall be deemed to have assented to any action of the executive committee or any other committee, unless he shall, within seven days after receiving actual or constructive notice of such action, deliver his written dissent thereto to the secretary of the corporation. Members of any such committee shall serve at the pleasure of the Board of Directors.

Section 15. Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The chairman of the board shall be a member of the Board of Directors but no other officer of the corporation need be a director. The chairman of the board shall serve until his successor is chosen and qualified but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE IV

Officers

Section 1. Number. The principal officers of the corporation shall consist of the president and the secretary and such other officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these bylaws, at such time and in such manner and for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person.

Section 2. General Duties. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority, perform such duties and manage the corporation as may be provided in these bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws.

Section 3. Election, Term of Office and Qualifications. The officers shall be chosen annually by the Board of Directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified; or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4. Officers need not be members of the Board of Directors.

Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed (with or without cause) by the Board of Directors whenever in its judgment the best interests of the corporation will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the president, vice president or secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the corporation.

Section 6. Vacancies. Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election or appointment to such office.

Section 7. The President. The president, who need not be a director of the corporation, shall have executive management of the operations of the corporation subject, however, to the control of the Board of Directors. He shall, in general, perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the chairman of the board or in the event the Board of Directors shall not have designated a chairman of the board, the president shall preside at meetings of the shareholders and the Board of Directors.

Section 8. The Vice President. Each vice president shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president to act temporarily in his place, the vice president or vice presidents to perform the duties of the president shall be designated by the Board of Directors.

Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders. The secretary shall keep or cause to be kept in books provided for that purpose, minutes of the meetings of the shareholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, shall be custodian of the records and of the seal of the corporation, if one is adopted, and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned to him by the Board of Directors or by the president. The assistant secretaries, in the order of their seniority, or if there be none, the treasurer, acting as assistant secretary, or as otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. The Treasurer and Assistant Treasurers. The treasurer shall be the principal financial officer of the corporation; shall have charge and custody of and be responsible for all funds of the corporation and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors, shall receive and give receipts for moneys due and payable to the corporation from any source, and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the president. The treasurer shall render to the president and the Board of Directors, whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall, if required to do so by the Board of Directors, give the corporation a bond in such amount and with such surety or sureties as may be ordered by the’ Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. The assistant treasurers, in the order of their seniority, or as otherwise determined by the Board of Directors, or the secretary acting as assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Salaries. The salaries of the officers shall be fixed by, or in accordance with the directions of, the Board of Directors, and it shall be no objection that the officer in question is a member of the Board of Directors or that he votes on the resolution fixing his salary; provided, however, that all salaries voted must be no more than reasonable compensation for services rendered or to be rendered to the corporation.

Section 12. Disallowed Payments. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, rent or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.

ARTICLE V

Indemnification

Section 1. Definitions. As utilized in this Article V, the following terms shall have the meanings indicated:

A. “corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article V.

B. “director” means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

C. “expenses” include court costs and attorneys’ fees.

D. “official capacity” means: (i) when used with respect to a director, the office of director of the corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation, but (iii) both (i) and (ii) above do not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship,, trust, employee benefit plan or other enterprise.

E. “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 2. Permitted Indemnification. The corporation shall indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section 6 of this Article V that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 3. Prohibited Indemnification. A director shall not be indemnified by the corporation as provided in Section 2 of this Article V for obligations resulting from a proceeding: (1) in which the director is found liable on the basis that personal benefit was improperly received by him whether or not the benefit resulted from an action taken in the person’s official capacity or (2) in which the person is found liable to the corporation, except to the extent permitted in Section 5 of this Article V.

Section 4. Exhaustion of Appeals. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article V. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction and after exhaustion of all appeals therefrom.

Section 5. Limitations on Indemnification. A person may be indemnified by the corporation, as provided in Section 2 of this Article V, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

Section 6. Determination of Indemnification. A determination of indemnification shall be made: (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (2) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (1) or (2) of this Section 6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors or (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

Section 7. Authorization of Indemnification. Authorization of indemnification and determination as to the reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by subsection (3) of Section 6 of this Article V for the selection of special legal counsel. A provision contained in the articles of incorporation, these bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section 2 of this Article V shall be deemed to constitute authorization of indemnification in the manner required herein, even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

Section 8. Mandatory Indemnification. The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 9. Indemnification; Court Order. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section 2 of this Article V or has been adjudged liable in the circumstances described in Section 3 of this Article V, the corporation shall indemnify the director to such extent as the court shall determine.

Section 10. Interim Expenses. Reasonable expenses incurred by a director who was, is or is threatened to be made a defendant or respondent in a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding and without any of the determinations specified in Sections 6 and 7 of this Article V, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article V and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements. The written undertaking required by this Section 10 must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

Section 11. Expenses; Appearance as a Witness. Notwithstanding any other provision of this Article V, the corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Section 12. Indemnification; Officers, Employees, Agents. An officer of the corporation shall be indemnified by the corporation as and to the same extent provided by Sections 7, 8 and 9 of this Article for a director and is entitled to seek indemnification under those Sections to the same extent as a director. The corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this Article V.

Section 13. Indemnification; Other Parties. The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it may indemnify and advance expenses to directors under this Article V. The corporation may indemnify and advance expenses to an officer, employee, agent or person identified in this Section and Section 12 of Article V and who is not a director to such further extent, consistent with law, as may be provided by the articles of incorporation, these bylaws, general or specific action of the Board of Directors or by contract or as permitted or required by law.

Section 14. Indemnification; Insurance. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if coverage for such liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation: (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligations by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

ARTICLE VI

Capital Stock

Section 1. Certificates for Shares. The corporation shall deliver certificates representing all shares to which shareholders are entitled. The certificates for shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by any one or more officers of the corporation and may be sealed with the seal of the corporation, if one is adopted, or a facsimile thereof. The signatures of the officer or officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

Each certificate representing shares restricted as to transfer or registration of such transfer as permitted by the Texas Business Corporation Act or any other applicable state or federal securities laws (1) shall conspicuously contain a full or summary statement of the restriction on the face of the certificate or (2) shall contain such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate or (3) shall conspicuously state on the face of or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate, without charge, upon written request to the corporation at its principal place of business or registered office a copy of the specified document or (b) if such document is one required or permitted to be and has been filed under the Texas Business Corporation Act or any other applicable state or federal securities laws, that such specified document is on file in the office of the Secretary of State or such office or offices as the circumstances may require and contains a full statement of such restriction.

Section 2. Transfer of Certificates of Shares. Transfers of shares shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate for the shares. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue and registration of certificates of shares, and may appoint transfer agents and/or registrars for the certificates of shares.

Section 3. Lost or Destroyed Certificates. Where a certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation. If, after the issuance of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in over issue. In addition to any rights on the indemnity bond, the corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

Section 4. Legend. Each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office. If alternative (2) of this Section 4 is chosen, each certificate representing shares of the capital stock of the corporation shall bear the following legend:

On the front side:

“SEE REVERSE SIDE FOR DENIAL OF PREEMPTIVE RIGHTS AND RESTRICTIONS ON TRANSFER.”

On the reverse side:

“THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE (1) A FULL STATEMENT OF THE DENIAL OF PREEMPTIVE RIGHTS CONTAINED IN THE ARTICLES OF INCORPORATION ON FILE IN THE OFFICE OF THE SECRETARY OF STATE AND (2) A COPY OF THE BYLAWS OF THE CORPORATION WHEREBY THE TRANSFER OF THOSE SHARES IS RESTRICTED. THE SHARES OF STOCK OF THIS CORPORATION REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE HOLDER HEREOF CANNOT MAKE ANY SALE, ASSIGNMENT, OR OTHER TRANSFER OF SUCH STOCK WITHOUT REGISTRATION UNDER OR EXEMPTION FROM SUCH ACTS OR LAWS. THE CORPORATION MAY REQUIRE EVIDENCE OF SUCH REGISTRATION OR EXEMPTION PRIOR TO ANY SUCH TRANSFER.”

ARTICLE VII

Amendments

Section 1. Amendments by Board of Directors. The Board of Directors may amend or repeal these bylaws, or adopt new bylaws.

Section 2. Amendments by Shareholders. Unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these bylaws, the corporation’s shareholders may amend, repeal, or adopt the corporation’s bylaws even though the bylaws may also be amended, repealed, or adopted by the Board of Directors.

ARTICLE VIII

Restrictions on Transfer of Stock

Compliance with Securities Laws. The transfer of all shares of the corporation’s capital stock is hereby restricted so that such shares may not be sold, assigned or otherwise transferred except (1) pursuant to an offering of same duly registered under the Securities Act of 1933, as amended, and applicable state securities laws, or (2) under such other circumstances which do not require registration of such shares under the Securities Act of 1933, as amended, and applicable state securities laws. The corporation may require, as a prerequisite to any transfer of shares, that it be furnished an opinion of counsel or such other information which it, in its sole discretion, may deem appropriate to evidence that such transfer is in compliance with all applicable securities laws.

ARTICLE IX

General Provisions

Section 1. Seal. The seal of the corporation, if one is adopted, shall be in such form as shall be approved by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors, or in the absence of such a resolution by the president.

Section 3. Distributions and Share Dividends. Distributions and share dividends, subject to the provisions of the articles of incorporation and the Texas Business Corporation Act, as amended, may be authorized and made by the Board of Directors at any regular or special meeting. Distributions may be paid in cash or property. The Board of Directors may by resolution create a reserve or reserves out of its surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

Section 4. Notices. Whenever under the provisions of these bylaws notice is required to be given to any director or shareholder, it shall not be construed to mean only personal notice, but such notice may also be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when it shall be mailed. Any notice required to be given under these bylaws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated in the notice.

Section 5. Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in these bylaws, all actions of the shareholders, directors or any committee of the board provided for herein may be taken by unanimous written consent setting forth the action so taken without a meeting, or any meeting thereof may be held by means of a telephonic conference or the like, to the full extent permitted by Article 9.10 of the Texas Business Corporation Act, as amended.

Section 6. Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 7. Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

Section 8. Gender. Words which import one gender shall be applied to any gender wherever appropriate and words which import the singular or plural shall be applied to either the plural or singular wherever appropriate.